Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated and effective June 8, 2026 (the “Effective Date”), is made between HWH International Inc., a company incorporated under the laws of the State of Nevada, having its principal office at 4800 Montgomery Lane Suite 210, Bethesda, MD 20814 and/or its successors and assigns (the “Company”) and Smart Dynamics Technology Limited a company incorporated in the British Virgin Islands (BVI Company Number: 2182290), with its registered address at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110 (the “Purchaser”) shall amend the terms and conditions of that certain Securities Purchase Agreement entered into by the Company and the Purchaser on May 27, 2026 (the “Agreement”). The Company and the Purchaser may also be individually known herein as a “Party”, and collectively be known herein as the “Parties”.

WHEREAS, the Company and Purchaser wish to amend the Agreement; and

WHEREAS, the Securities Purchase Agreement shall remain unchanged by this Amendment, other than (i) the addition to Section 2.3(b) made herein, to specifically require the receipt of an extension from Nasdaq of an extension to regain compliance with Listing Rule 5550(b)(1) as a condition to Closing; and (ii) the amendment or waiver (as applicable) of any restriction either in (a) the definition of “Purchaser Consent Matter” included in the Agreement, (b) Section 3.1(f) of the Agreement, or (c) Section 4.6 of the Agreement that would restrict the Company from making a one-time sale of up to 250,000 shares of the Company’s common stock at a purchase price of $2.00 per share;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the Parties hereto agree as follows:

l. Amendment to Section 2.3(b). Section 2.3(b) of the Agreement is hereby amended to add an additional section, which shall read:

(viii) the Company shall not have received from the Nasdaq a final written determination rejecting the Company’s plan to regain compliance with Listing Rule 5550(b)(1) (including any appeal filed by the Company in connection therewith); provided that the Company shall have submitted such compliance plan to Nasdaq no later than July 13, 2026.

2. Amendment to the definition of “Purchaser Consent Matter”. The definition of “Purchaser Consent Matter” is hereby amended state the following:

“Purchaser Consent Matter” means any Related Party Matter, any issuance of equity securities or securities convertible into or exercisable for equity, any incurrence of indebtedness outside the ordinary course of business, any acquisition or disposition of assets that is material to the Company, any amendment to the Company’s charter documents or change in the size of the Board of Directors, any amendment to or implementation of any equity compensation arrangement, and any material disclosure relating to the transactions contemplated by this Agreement. This restriction shall not apply to the Company’s right (i) to issue up to 2,000,000 shares of common stock to certain officers, directors, other management, employees, and certain other individuals who have provided services to the Company (provided that the recipients thereof shall be subject to a lockup of 12 months from the date of issuance of such shares); and (ii) to make a one-time sale of 250,000 shares of the Company’s common stock at a price of $2.00 per share to certain affiliates of the Company.

3. Amendment to Section 3.1(f). Section 3.1(f) of the Agreement is hereby amended to read as follows:

(f) Capitalization. The Company has not issued any capital stock or any securities convertible or exercisable for capital stock since its most recently filed periodic report under the Exchange Act. However, the Purchaser agrees that the Company shall have the right (i) to issue up to 2,000,000 shares of common stock to certain officers, directors, other management, employees, and certain other individuals who have provided services to the Company (provided that the recipients thereof shall be subject to a lockup of 12 months from the date of issuance of such shares); and (ii) to make a one-time sale of 250,000 shares of the Company’s common stock at a price of $2.00 per share to certain affiliates of the Company.

4. Waiver to Section 4.6. The Parties hereby agree that Section 4.6 of the Agreement shall in no way limit or otherwise restrict the Company from making a one-time sale of 250,000 shares of the Company’s common stock at a price of $2.00 per share to certain affiliates of the Company.

5. No Other Modifications. Except as specifically set forth herein, all terms and conditions of the Agreement, as amended, shall remain unchanged and in full force and effect.

6. Severability. In the event any provision of this Amendment is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Amendment so as not to cause the invalidity or unenforceability of the remainder of this Amendment. All remaining provisions of this Amendment shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

7. Counterparts. This Amendment may be executed by one or more of the Parties on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument and agreement. Delivery of an executed counterpart to this Amendment by facsimile transmission or by electronic mail in pdf. format shall be as effective as delivery of a manually executed counterpart hereof. Each Party agrees that the electronic signatures, whether digital or encrypted, of the Parties are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature and, when used elsewhere in this Amendment, “electronic transmission,” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record, including facsimile or email electronic signatures.

[Signature Page Follows.]

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the Company and the Purchaser affix their signatures hereto.

Signed by the Company:
HWH INTERNATIONAL INC.

By:	/s/ Chan Heng Fai
Name:	Chan Heng Fai
Title:	Chairman and CEO

Signed by the Purchaser:
SMART DYNAMICS TECHNOLOGY LIMITED

By:	/s/ Liu Ming Xing
Name:	Liu Ming Xing
Title:	Director